EXHIBIT 99.2

SLIDE PRESENTATION

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January  2007
2006 Earnings Webcast

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#2 / January  2007
Safe Harbor Regarding
Forward Looking Statements
    This presentation contains forward-looking information concerning future events and information about National Penn
Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities
Litigation Reform Act of 1995.  Actual results, including but not limited to, National Penn Bancshares’ business and operations, could differ materially.  Such differences may be due to, but are not limited to, deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments;
merger-related synergies, savings and integration issues;
potential difficulties in establishing and maintaining operations in new markets; technological changes and developments; and
other risks and uncertainties discussed in National Penn’s reports filed from time to time with the Securities and Exchange
Commission, which are incorporated herein by reference.  National
Penn cautions you not to place undue reliance on these
statements.  National Penn undertakes no obligation to publicly release or update any of these statements.

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#3 / January  2007
Overview
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Assets        $ 5.45 Billion
•
Loans         $ 3.63 Billion
•
Deposits    $ 3.83 Billion
•
Equity            $ 542.9 Million

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#4 / January  2007
*Adjusted for a 3% stock dividend paid September 30, 2006 and modified retrospective method adoption under FAS123 (R).
Financial Highlights
4Q2006
                  12/31/2006        12/31/2005*
Net Income             $16.4 million        $15.9 million      +3.0%
Diluted EPS        $ 0.34           $ 0.35             -2.9%
Cash Dividends      $ 0.1675           $ 0.1600             + 4.7%

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#5 / January  2007
                            12/31/2006     12/31/2005*
Net Income        $64.1 million    $58.5 million     +   9.6%
Diluted EPS       $ 1.33           $ 1.29        +   3.1%
Cash Dividends     $ 0.648                 $ 0.626                  +   3.5%
ROE            12.64%        13.39%
ROA              1.24%          1.29%
*Adjusted for a 3% stock dividend paid September 30, 2006 and modified retrospective method adoption under FAS123 (R).
Financial Highlights
Year-to-Date